UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

CIRCUIT CITY STORES, INC. (Name of Registrant as Specified In Its Charter)

N/A (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
__________________________________________________________________
(2) Aggregate number of securities to which transaction applies:
__________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined):
__________________________________________________________________
(4) Proposed maximum aggregate value of transaction:
__________________________________________________________________
(5) Total fee paid:
__________________________________________________________________
☐ Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
_________________________________________________________________
	(2)	Form, Schedule or Registration Statement No.:
_________________________________________________________________
	(3)	Filing Party:
_________________________________________________________________
	(4)	Date Filed:
_________________________________________________________________
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

February 28, 2008

VIA FEDERAL EXPRESS
VIA FACSIMILE TO 212-451-2222

Mark J. Wattles
Wattles Capital Management, LLC
7945 W. Sahara Ave., Suite 205
Las Vegas, NV 89117

Re: Notice of Nomination of Individuals for Election as Directors at the
2008 Annual Meeting of Shareholders of Circuit City Stores, Inc.

Dear Mr. Wattles:

We are in receipt of your letter dated February 25, 2008. As you know, we announced on October 15, 2007 that one of our directors intends not to stand for reelection to our Board of Directors. Our Board of Directors presently intends not to fill the vacancy created, and to amend our bylaws effective the date of the 2008
Annual Meeting of Shareholders, to provide that the number of directors shall be eleven (11) and not twelve (12). Accordingly, there would be four (4) directors rather than five (5) elected at the 2008 Annual Meeting of Shareholders. Please advise which of your five (5) nominees you would withdraw.

As described in our proxy statement, our Nominating & Governance
Committee considers director nominees recommended by our shareholders. In that connection, we would like to schedule meetings between each of your nominees and one or more representatives of our Nominating & Governance Committee in
New York on any day between March 3, 2008 and March 12, 2008. Please advise whether your nominees are amenable to such meetings during that time frame.

Sincerely,

/s/ Reginald D. Hedgebeth

Reginald D. Hedgebeth